Exhibit 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement [Form S-8 No. 333-44119] pertaining to the 1995 Employee Stock Option Plan, and in the related Prospectus of Cover-All Technologies, Inc. and subsidiaries of our report dated February 26, 2003, with respect to the 2002, 2001 and 2000 consolidated financial statements and schedule of Cover-All Technologies, Inc. and subsidiaries included in its Annual Report [Form 10-K] for the year ended December 31, 2002.

                                                   MOORE STEPHENS, P. C.
                                                   Certified Public Accountants.

New York, New York
March 28, 2003